As filed with the U.S. Securities and Exchange Commission on October 1, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALASKA SILVER CORP.

(Exact name of Registrant as specified in its charter)

British Columbia	1040	87-4818470
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1500-1111 West Hastings St,

Vancouver, British Columbia, V6E 2J3 Canada

(520) 200-1667

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Christopher “Kit” Marrs

Chief Executive Officer and President

Alaska Silver Corp.

3573 East Sunrise Dr. Suite 233,

Tucson, Arizona, 85718

United States of America

(520) 200-1667

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. Miller	Mark D. Wood
Dorsey & Whitney LLP	Alyse A. Sagalchik
Suite 855-1095 W. Pender Street	Katten Muchin Rosenman LLP
Vancouver, BC V6E 2M6	525 W. Monroe Street
Canada	Chicago, IL 60661-3693
(604) 630-5199	(312) 902-5200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-290204

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Alaska Silver Corp. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-290204) (the “Prior Registration Statement”), initially filed by the Registrant on September 12, 2025 and declared effective by the Securities and Exchange Commission on September 30, 2025.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of units to be offered by the Registrant in the public offering by $5,888,000, which includes additional subordinate voting shares and warrants that the underwriters have the option to purchase and additional subordinate voting shares underlying the warrants to be issued to the underwriter. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fees table filed as an exhibit to the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

(a)	Exhibits

Exhibit No.	Description of Exhibit
5.1	Opinion of DuMoulin Black LLP
5.2	Opinion of Dorsey & Whitney LLP related to the Warrants
23.1	Consent of Davidson & Company LLP, independent registered public accounting firm
23.2	Consent of DuMoulin Black LLP (included in Exhibit 5.1)
23.3	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)
24.1*	Power of Attorney
107	Calculation of Filing Fees Table

*    Previously filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-290204) filed with the Securities and Exchange Commission on September 12, 2025, the amended version of which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Alaska Silver Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on October 1, 2025.

ALASKA SILVER CORP.

By:	/s/ Christopher “Kit” Marrs
	Name:	Christopher “Kit” Marrs
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 1, 2025.

Signature	Title

/s/ Christopher “Kit” Marrs	Chief Executive Officer and Director (Principal Executive Officer)
Christopher “Kit” Marrs

/s/ Darren Morgans	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Darren Morgans

*	Director
Nate Brewer

*	Director
Susan Mitchell

*	Director
Kevin Nishi

*	Director
David Smallhouse

* By:	/s/ Christopher “Kit” Marrs
Name: Christopher “Kit” Marrs
Title: Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Alaska Silver Corp. in the United States, on October 1, 2025

/s/ Christopher “Kit” Marrs
Name: Christopher “Kit” Marrs
Title: Chief Executive Officer and Director (Principal Executive Officer)